UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2011, the SL Industries, Inc. (the “Company”) announced its financial results for the first quarter ended March 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including the exhibit hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 14, 2011, the Company received notice from the NYSE Amex LLC (the “Exchange”), indicating that the Company is below certain of the Exchange’s continued listing standards relating to the Company’s failure to hold an annual meeting of stockholders in 2010.  The Company presented its plan of compliance (the “Plan”) to the Exchange on April 11, 2011, and on May 6, 2011, the Exchange notified the Company that the Plan was accepted and the Company was granted until September 14, 2011 to regain compliance with the Exchange’s continued listing standards.  The Company’s 2011 annual meeting of stockholders is scheduled to be held on June 8, 2011, following which the Company believes it will be in compliance with the Exchange’s continued listing standards.

On May 11, 2011, the Company issued a press release announcing its receipt of the May 6, 2011, notice from the Exchange and the other matters discussed herein.  A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated May 9, 2011.
99.2	Press Release dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: May 11, 2011

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer